Exhibit 4.4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.
THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THIS SECURITY, PLEASE CONTACT THE CHIEF FINANCIAL OFFICER OF CALLAWAY GOLF COMPANY AT 2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA (FACSIMILE: (760) 804-4139).

Callaway Golf Company
3.75% Convertible Senior Note due August 15, 2019
No. R-1
CUSIP No. 131193 AC8
ISIN No. US131193 AC89
Callaway Golf Company, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum set forth on Schedule I hereto on August 15, 2019.
Initial Interest Rate: 3.75% per annum.
Interest Payment Dates: February 15 and August 15, commencing February 15, 2013.
Regular Record Dates: February 1 and August 1.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.
CALLAWAY GOLF COMPANY
By:    /s/ Bradley J. Holiday
Name:    Bradley J. Holiday
Title: Senior Executive Vice President and
        Chief Financial Officer

(Trustee’s Certificate of Authentication)
This is one of the 3.75% Convertible Senior Notes due August 15, 2019 described in the Indenture referred to in this Note.

Date: August 29, 2013	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Timothy P. Mowdy
Authorized Signatory

REVERSE SIDE OF NOTE
Callaway Golf Company
3.75% Convertible Senior Note due August 15, 2019
Principal and Interest.
The Company promises to pay the principal of this Note on August 15, 2019.
The Company promises to pay interest (including Additional Interest, if any) on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 3.75% per annum.
Interest (including Additional Interest, if any) will be payable semiannually (to the holders of record of the Notes at the Close of Business on the February 1 or August 1 immediately preceding the interest payment date) on each interest payment date, commencing February 15, 2013.
Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from August 15, 2013, through the day before each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30‑day months.
The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of 3.75%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.
Method of Payment.
Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
Paying Agent, Conversion Agent and Registrar.
Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co‑registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co‑registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

Indenture.
This is one of the Notes issued under an Indenture dated as of August 29, 2012 (as amended from time to time, the “Indenture”), between the Company and Wilmington Trust, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those expressly made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.
Repurchase at the Option of the Holders.
Upon the occurrence of a Change in Control or a Termination of Trading, a Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in minimum principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Redemption at the Option of the Company.
No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time commencing on August 15, 2015 at the option of the Company. The redemption price (the “Redemption Price”) for any such redemption is equal to 100%, expressed as a percentage of the Principal Amount of Notes to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Redemption Date.
Conversion.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is at least $1,000 or an integral multiple thereof, into shares of Common Stock at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. The Company shall pay Cash in lieu of fractional shares of Common Stock as provided in the Indenture, and shall pay Cash in lieu of shares of Common Stock that cannot be issued pursuant to the terms of the Indenture. Subject to the provisions of the Indenture, the Company will have the right to terminate the Conversion Right if the Volume Average Weighted Price of the Company’s Common Stock has been greater than or equal to 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period.

Defaults and Remedies.
Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued interest (including Additional Interest, if any) on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest (including Additional Interest, if any) will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest (including Additional Interest, if any) on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.
Amendment and Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.
Registered Form; Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.
Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner of this Note for all purposes.
Unclaimed Money or Notes.
Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest (including Additional Interest, if any) on, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.

Trustee Dealings with the Company.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.
No Recourse Against Others.
No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.
Authentication.
This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee’s Certificate of Authentication on the other side of this Note.
Governing Law.
THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).
The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

FORM OF TRANSFER NOTICE
FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.
Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:
By:

*    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Callaway Golf Company
2180 Rutherford Road
Carlsbad, CA 92008
Attention: General Counsel
Fax: (709) 930-5022

Wilmington Trust, National Association
650 Town Center Drive
Suite 600
Costa Mesa, CA 92626
Attention: Callaway Golf Administrator

CONVERSION NOTICE
To convert this Note, check the box:
To convert only part of this Note, state the principal amount to be converted (must be a minimum of $1,000 principal amount or an integral multiple of $1,000 principal amount): $__________.
This Conversion Notice is being delivered in connection with the following:
c Make-Whole Change of Control
If delivered in connection with either a Make-Whole Change of Control and, if applicable, such conversion will occur after the Conversion Termination Notice Date and on or before the Conversion Termination Date, the undersigned hereby elects to receive the following:
c Make-Whole Shares
c Coupon Make-Whole Payment
If you want the stock certificate made out in another person’s name or Cash in lieu of fractional shares of Common Stock paid to another person, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.
Your Signature:
Date:
(Sign exactly as your name appears on the
other side of this Note)
*Signature guaranteed by:
By:

*    The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I
No. R-1
The initial principal amount of this Global Note is $112,500,000.

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee
August 29, 2013	$112,500,000	N/A